UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2023

LIGHTSTONE VALUE PLUS REIT V, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53650	20-8198863
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1

Lakewood, New Jersey 08701

(Address of principal executive offices)

(Zip Code)

(732) 367-0129
(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Camellia Apartments located in St. Augustine, Florida

On December 19, 2023, Lightstone Value Plus REIT V, Inc. (the “Company”), through LVP Camellia Associates LLC (“LVP Camellia”), a subsidiary of Lightstone REIT V OP LP, the Company’s operating partnership, entered into an Assignment and Assumption of Purchase and Sale Agreement (the “Assignment”) with LREP Acquisitions I LLC (the “Assignor”), an affiliate of the Lightstone Group, LLC, which serves as the Company’s external advisor through an affiliate (collectively, the “Advisor”). Under the terms of the Assignment, LVP Camellia was assigned the rights and assumed the obligations of the Assignor with respect to a certain Purchase and Sale Agreement (the “Purchase Agreement”), dated October 20, 2023, as amended, made between the Assignor, as the purchaser, and WCC Palma Vista, LLC (the “Seller”) as the seller, whereby the Assignor contracted to purchase a 210-unit multifamily property located in St. Augustine, Florida (the “Camellia Apartments”).

See Item 2.01 “Completion of Acquisition or Disposition of Assets” for additional information.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 19, 2023, the Company, through LVP Camellia, completed the acquisition of the Camellia Apartments from the Seller, an unrelated third party, for approximately $53.3 million, excluding closing and other acquisition related costs.

In connection with the acquisition of the Camellia Apartments, the Company, through LVP Camellia, simultaneously entered into a $33.9 million non-recourse mortgage loan (the “Camellia Mortgage”) which matures on January 1, 2030. The Camellia Mortgage bears interest at 6.05% and requires monthly interest payments through its maturity date, at which time the principal is due in full. The Camellia Mortgage is collateralized by the Camellia Apartments. The acquisition was funded with (i) proceeds of $33.9 million under the Camellia Mortgage and (ii) approximately $19.4 million of the funds that had been temporarily placed in escrow with a qualified intermediary in connection with the Company’s sale of Flats at Fishers, a 306-unit multifamily property located in Fishers, Indiana, on November 1, 2023.

In connection with the acquisition, the Advisor received an aggregate of approximately $1.1 million in acquisition fees, acquisition expense reimbursements and debt financing fees.

Item 2.03	Creation of a Direct Financial Obligation of a Registrant.

The discussion contained with respect to the Camellia Mortgage in “Item 2.01 Completion of Acquisition or Disposition of Assets” of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(a) and (b) Financial Statements and Pro Forma Financial Information.

The financial statements required by this item are not being filed herewith. To the extent financial statements are required by this item, such financial statements will be filed with the Securities and Exchange Commission by amendment to this Form 8-K no later than 71 days after the date on which this Form 8-K is required to be filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REIT V, INC.

Dated: December 20, 2023	By:	/s/ Seth Molod
Seth Molod
Chief Financial Officer & Executive Vice President

2